EXHIBIT 23.1


            CONSENT OF REYNOLDS & ROWELLA, LLP, INDEPENDENT AUDITORS

We consent to use of our report dated April 23, 1999 with respect to the financial statements of CinemaSource, Inc. for the years ended December 31, 1997 and 1998, and our compilation report dated May 7, 1999 with respect to the balance sheet as of March 31, 1999 and the statements of income and retained earnings and cash flows for the three months ended March 31, 1999 and 1998 of CinemaSource, Inc., included in the Big Entertainment, Inc. Form 8-K/A dated June 18, 1999, and to the incorporation by reference of such report in the Big Entertainment, Inc. Registration Statements (Form S-3 No. 333-21173) for the registration of 559,130 shares of common stock, (Form S-3 No. 333-38219) for the registration of 1,307,502 shares of common stock (Form S-3 No. 333-57855) for the registration of 821,618 shares of common stock, (Form S-3 No. 333-68209) for the registration of 1,264,872 shares of common stock, and (Form S-8 No. 333-14659) pertaining to the 1993 Stock Option Plan, as amended, and Directors Stock Option Plan.



                                                         Reynolds & Rowella, LLP
Ridgefield, Connecticut
June 21, 1999